Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Members
Station Venture Holdings, LLC:
We consent to the use of our report dated March 13, 2006 with respect to the financial statements of Station Venture Holdings, LLC, which report appears in the December 31, 2005 annual report on Form 10-K of LIN Television Corporation and LIN TV Corp., incorporated by reference herein.
/s/ KPMG LLP

San Diego, California
December 5, 2006